Exhibit 4.38

Acknowledgment Agreement of Contractual Agreements

Zhejiang Mengxiang Consulting Services Co., Ltd.

And

Liandu Foreign Languages School

Zhejiang Lishui Mengxiang Education Development Co., Ltd.

And

Ye Fen

Ye Fang

Ye Hong

Wei Biao

Chen Guoliang

April 20, 2022

This Acknowledgment Agreement of Contractual Agreements (hereinafter referred to as “this Agreement”) was signed by the following parties on [] [], 2022:

Party A: Zhejiang Mengxiang Consulting Services Co., Ltd., a wholly foreign-owned enterprise legally incorporated and existing under the laws of PRC; Unified Social Credit Code: 91331100MA2E0B7832; Address: Room 102, 1F, No.227 Dayang North Road, Baiyun Street, Liandu District, Lishui City, Zhejiang Province (hereinafter referred to as the “WFOE”).

Party B: Domestic Affiliates, means Zhejiang Lishui Mengxiang Education Development Co., Ltd. (hereinafter referred to as the “Lishui Mengxiang”)and Liandu Foreign Languages School.

Party C: Lishui Mengxiang’s Shareholders, Ye Fen ( ID No.: ********************), Ye Fang ( ID No.: ********************), Ye Hong ( ID No.: ********************) (hereinafter collectively referred to as “Lishui Mengxiang’s Shareholders”).

Party D: Directors Appointed by Lishui Mengxiang to Liandu Foreign Languages School, Ye Fen ( ID No.:********************), Wei Biao (ID No.: ********************), Ye Fang ( ID No.: ********************), Ye Hong (ID No.:********************), Chen Guoliang(ID No.: ********************)(hereinafter collectively referred to as “Appointed Directors”).

In this Agreement, each of the parties is referred to individually as a “Party” and collectively as the “Parties”.

Whereas:

1. WFOE, Liandu Foreign Languages School, Lishui Mengxiang and Lishui Mengxiang’s Shareholders entered into the Business Cooperation Agreement on October 13, 2018, and the Supplemental Agreement of the Business Cooperation Agreement on November 29, 2018 (hereinafter collectively referred to as the “Business Cooperation Agreements”);

2. WFOE, Liandu Foreign Languages School and Lishui Mengxiang entered into the Exclusive Technical Service and Business Consulting Agreement on October 13, 2018, the Supplemental Agreement of the Exclusive Technical Service and Business Consulting Agreement on November 29, 2018, and the Supplemental Agreement of the Exclusive Technical Service and Business Consulting Agreement II on March 29, 2019 (hereinafter collectively referred to as the “Exclusive Technical Service and Business Consulting Agreements”);

3. WFOE, Liandu Foreign Languages School, Lishui Mengxiang and Lishui Mengxiang’s Shareholders entered into the Exclusive Call Option Agreement on October 13, 2018 and the Supplemental Agreement of the Exclusive Call Option Agreement on November 29, 2018 (hereinafter collectively referred to as the “Exclusive Call Option Agreements”);

4. WFOE, Lishui Mengxiang and Lishui Mengxiang’s Shareholders entered into the Equity Pledge Agreement on October 13, 2018, and the Supplemental Agreement of the Equity Pledge Agreement on November 29, 2018 (hereinafter collectively referred to as the “Equity Pledge Agreements”);

5. WFOE, Lishui Mengxiang and Lishui Mengxiang’s Shareholders entered into the Proxy Agreement for Shareholders on October 13, 2018 and the Supplemental Agreement of the Proxy Agreement for Shareholders on November 29, 2018 (hereinafter collectively referred to as the “Proxy Agreements for Shareholders”), and each of Lishui Mengxiang’s Shareholders executed the Power of Attorney for Shareholders on October 13, 2018;

6. WFOE, Liandu Foreign Languages School, Lishui Mengxiang and Appointed Directors entered into the Proxy Agreement for School’s Sponsor and Directors on October 13, 2018, and the Supplemental Agreement of the Proxy Agreement for School’s Sponsor and Directors on November 29, 2018 (hereinafter collectively referred to as the “Proxy Agreement for School’s Sponsor and Directors”), and Lishui Mengxiang’s Shareholders executed the Power of Attorney for the School’s Sponsor on November 29, 2018, and each of Appointed Directors executed the Power of Attorney for School Directors on November 29, 2018;

7. Lishui Mengxiang’s Shareholders’ spouses executed the Spouse Undertaking on November 29, 2018 respectively;

8. WFOE, Liandu Foreign Languages School and Lishui Mengxiang entered into the Loan Agreement on October 13, 2018, and the Supplemental Agreement of the Loan Agreement on November 29, 2018 (hereinafter collectively referred to as the “Loan Agreements”);

(The agreements referred to in items 1-8 above shall be collectively referred to as the “2018 Contractual Agreements”)

In accordance with the Civil Code of the People’s Republic of China, Non-state Education Promotion Law of the People’s Republic of China, Regulations on the Implementation of the Non-state Education Promotion Law of the People’s Republic of China and other relevant provisions, with respect to the confirmation of rights and obligations under the Contractual Agreements, the Parties have reached the following agreement through negotiation:

Article I. Confirmation of Rights and Obligations under Contractual Agreements

1. The Parties to such agreements confirm that all rights and obligations under such agreements relating to Liandu Foreign Languages School and the Appointed Directors thereunder were actually terminated on August 31, 2021 (hereinafter collectively referred to as the “Termination Date”), that is, from September 1, 2021, Liandu Foreign Languages School and Appointed Directors shall cease to be a party to such agreements, and the rights and obligations set forth in such agreements shall no longer be binding upon them.

2. The Parties to such agreements confirm that the service fees and expenses by Liandu Foreign Languages School to the WFOE as of the Termination Date in accordance with the Business Cooperation Agreement and the Exclusive Technical Service and Business Consulting Agreement shall be settled otherwise by relevant parties through negotiation.

3. The Parties to such agreements agree that, from the day after the Termination Date, except that Liandu Foreign Languages School changes its sponsor to any independent third party in accordance with relevant regulations or agreements, WFOE, Lishui Mengxiang and their controlled enterprises may provide Liandu Foreign Languages School with necessary services and support to ensure the normal business operation of such school. But the relevant service content, prices and any other matters concerned shall meet the requirements of relevant laws, regulations or local regulatory policies.

4. The Parties to such agreements confirm that, as of the Termination Date, WFOE or its designated purchaser has not exercised the exclusive call option right in relation to the equity of Liandu Foreign Languages School in accordance with the Exclusive Call Option Agreement.

5. The Parties to such agreements confirm that, from the day after the Termination Date, WFOE or the designated persons will no longer exercise on behalf of the Sponsor to Liandu Foreign Languages School or on behalf of the Appointed Directors to exercise all rights as directors of Liandu Foreign Languages School.

6. The Parties to such agreements confirm that, from the day after the Termination Date, Liandu Foreign Languages School will operate independently in accordance with its Articles of Association, and the Sponsor and the Appointed Directors will exercise all rights under the Articles of Association independently.

7. As for the Equity Pledge Agreement, the Shareholders’Rights Proxy Agreement and The Power of Attorney for Shareholders signed by Lishui Mengxiang’s Shareholders on October 13, 2018, the Parties to such documents confirmed that since the person executing such agreement do not involve Liandu Foreign Languages School, such documents shall remain valid. However, the Parties to such documents may may separately execute relevant new agreements or power of attorney and supersede such documents in their entirety. In that case, such documents shall be automatically terminated as of the effective date of the relevant new agreements/power of attorney.

Article II. Miscellaneous

1. With respect to the cooperation among WFOE, Lishui Mengxiang as well as Lishui Mengxiang’s Shareholders and the Qingtian Overseas Chinese International School, the relevant parties may enter into new series of contractual agreements. The specific agreements shall be subject to the series agreements agreed upon and executed by the relevant parties through negotiation.

2. From the Effective Date to the Termination Date, the Parties to the 2018 Contractual Agreements have not committed any breach of contract, nor have they incurred corresponding liabilities for breach of contract or indemnification. There is no dispute or potential dispute arising from the performance of the rights and obligations under the 2018 Contractual Agreements. The Parties covenant not to initiate any litigation, arbitration or remedy in accordance with the 2018 Contractual Agreements.

3. This Agreement shall become effective upon the execution by the Parties (signature of legal representative/authorized representative of legal persons or non-legal persons, and company seal; signature of natural persons).

4. After the execution of this Agreement, if the relevant terms of this Agreement are amended due to the adjustment to the relevant laws, regulations or policies or in accordance with the requirements of the governmental authority, the Parties shall make their efforts to reach a consensus to accept such amendments; the performance of other terms shall not be affected.

5. PRC laws shall apply to the conclusion, validity, interpretation, performance, modification and termination of this Agreement and the resolution of disputes. Any dispute arising from or in connection with this Agreement shall be submitted to China International Economic and Trade Arbitration Commission in Beijing for arbitration, which shall be conducted in accordance with the Commission’s arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon the Parties.

6. This Agreement is drafted in Chinese and in eight counterparts, each of which shall be held by each Party to this agreement and has the same legal effect. If there is any inconsistency or conflict between the English translated version and the Chinese version, the Chinese version shall prevail.

(Signature Pages Follow)

(This page is the Signature Page one (1) of the Acknowledgment Agreement of Contractual Agreements, and is left blank intentionally.)

Liandu Foreign Languages School (seal)

Signature of legal representative/authorized representative:

/s/

Zhejiang Lishui Mengxiang Education Development Co., Ltd. (seal)

Signature of legal representative/authorized representative:

/s/

Zhejiang Mengxiang Consulting Service Co., Ltd. (seal)

Signature of legal representative/authorized representative:

/s/

(This page is the Signature Page two (2) of the Acknowledgment Agreement of Contractual Agreements, and is left blank intentionally.)

Ye Fen

/s/

Ye Fang

/s/

Ye Hong

/s/

Wei Biao

/s/

(This page is the Signature Page two (3) of the Acknowledgment Agreement of Contractual Agreements, and is left blank intentionally.)

Chen Guoliang

/s/